Exhibit 99.3
Trinity Industries, Inc.
Earnings Release Conference Call
Comments of S. Theis Rice
Senior Vice President and Chief Legal Officer
July 26, 2017
Thank you Gail and good morning everyone.
As previously reported, the False Claims Act judgment entered against Trinity Industries and Trinity Highway Products in June 2015 is currently on appeal to the United States Circuit Court of Appeals for the Fifth Circuit. This case involves the ET Plus guardrail end terminal system manufactured by Trinity Highway Products.
Following briefing in the case, oral argument occurred on December 7, 2016. Pursuant to the Federal Rules of Appellate Procedure, the parties have filed additional materials for the Court’s consideration. The Court has not yet issued a ruling in this case.
Trinity Industries and Trinity Highway Products have also been named in a number of other suits involving highway products. We continue to vigorously defend our Company and our products in these suits.
For a more detailed review of this litigation, please see Note 18 to the financial statements in Trinity’s Form 10-Q for the period ended June 30, 2017. Please also refer to etplusfacts.com for additional information.
I will now turn the call over to Tim.